Exhibit 4.9
[FACE OF SECURITY]

REGISTERED	REGISTERED

No. FLR

CUSIP

CATERPILLAR FINANCIAL SERVICES CORPORATION
MEDIUM-TERM NOTE, SERIES G
(Floating Rate)

[Insert if the Security is to be a Global Security – This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:	INITIAL INTEREST RATE:	MATURITY DATE:
SPECIFIED CURRENCY: ☐ U.S. dollars ☐ Other:	OPTION TO ELECT PAYMENT IN U.S. DOLLARS (only applicable if Specified Currency is other than U.S. dollars): ☐ Yes ☐ No	AUTHORIZED DENOMINATIONS (only applicable if the Authorized Denomination is other than $1,000 or if Specified Currency is other than U.S. dollars):
EXCHANGE RATE AGENT (if other than U.S. Bank Trust National Association):		THIS NOTE IS A: ☐ Global Note ☐ Certificated Note (only applicable if Specified Currency is other than U.S. dollars)
INDEX MATURITY:	INTEREST RATE BASIS OR BASES:	SPREAD (plus or minus):
	SPREAD MULTIPLIER:	INTEREST RESET DATES:

LIBOR CURRENCY (only applicable if LIBOR Interest Rate Basis):	INTEREST PAYMENT PERIOD:	INTEREST RESET PERIOD:
MAXIMUM INTEREST RATE:

SPREAD/SPREAD MULTIPLIER RESET OPTION:
☐  Yes
☐  No
OPTIONAL RESET DATES (only applicable if option to reset spread or spread multiplier):

BASIS FOR SPREAD/SPREAD MULTIPLIER RESET (only applicable if option to reset spread or spread multiplier):

MINIMUM INTEREST RATE:
INTEREST PAYMENT DATES:

STATED MATURITY EXTENSION OPTION:
☐  Yes ☐  No

EXTENSION PERIOD(S) and FINAL MATURITY DATE (only applicable if option to extend stated maturity):

BASIS FOR SPREAD/SPREAD MULTIPLIER DURING EXTENSION PERIOD (only applicable if option to extend stated maturity):

	CALCULATION DATES:	TERMS OF AMORTIZING NOTES:
INTEREST DETERMINATION DATES:	CALCULATION AGENT (if other than U.S. Bank Trust National Association):
ORIGINAL ISSUE DISCOUNT NOTE: ☐ Yes ☐ No	TOTAL AMOUNT OF OID:	ISSUE PRICE (expressed as a percentage of aggregate principal amount):
REDEMPTION DATE(S) (including any applicable regular or special record dates):	REDEMPTION PRICE(S):
REPAYMENT DATE(S) (including any applicable regular or special record dates):	REPAYMENT PRICE(S):
OTHER TERMS:	IF CMT RATE: ☐ Reuters Page FRBCMT ☐ Reuters Page FEDCMT If Reuters Page FEDCMT: ☐ Weekly Average ☐ Monthly Average	IF FEDERAL FUNDS RATE: ☐ Federal Funds (Effective) Rate ☐ Federal Funds Open Rate ☐ Federal Funds Target Rate

CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a Certificated Security – ______________] [Insert if the Security is to be a Global Security – Cede & Co., as nominee for The Depository Trust Company], or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis or Bases specified above, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not such date is a Business Day) next preceding each Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the person to whom principal shall be payable.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars (a “Foreign Currency Note”) payments of principal of (and premium, if any) and interest hereon will [insert if the Security is to be a Global Security – be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency.  Upon receipt of such notice, the Depositary will notify the Trustee of the portion of the payment to be made by the Trustee which is to be made in the Specified Currency and the applicable wire transfer instructions.  In such event, the Trustee will pay the beneficial holder directly.] [insert if the Security is to be a Certificated Security – nevertheless be made in United States dollars if the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.  Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission.  A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment.  Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

[Insert if the Security is to be a Certificated Security – Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in immediately available funds.  Payment of interest (other than interest due at Maturity) will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  Notwithstanding the foregoing, unless otherwise specified on the face hereof, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payment of interest in United States dollars by wire transfer of immediately available funds to such account with a bank located in the United States as shall be designated by such person, but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the Regular Record Date.]  [Insert if the Security is to be a Global Security – Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	CATERPILLAR FINANCIAL SERVICES CORPORATION

[SEAL]	By:
Name: James A. Duensing
Title: Executive Vice President and Chief Financial Officer

ATTEST:

Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein
referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By

Authorized Officer

[BACK OF SECURITY]

CATERPILLAR FINANCIAL SERVICES CORPORATION
MEDIUM-TERM NOTE, SERIES G
(Floating Rate)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture dated as of April 15, 1985, as supplemented from time to time (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof.  The Notes of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates.

The United States dollar equivalent of Notes denominated in currencies other than United States dollars will be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such currencies on the Business Day (as defined below) immediately preceding the applicable issue dates.

The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an “Interest Reset Date”), as specified on the face hereof.  Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly (unless the Interest Rate Basis on this Note is the Treasury Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis on this Note is the Treasury Rate, the Tuesday of each week (except as described below); if this Note resets monthly, the third Wednesday of each month, unless the Interest Rate Basis on this Note is the Eleventh District Cost of Funds Rate, in which case the Interest Reset Date will be the first calendar day of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof.  If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next day that is a Business Day except that if (i) the rate of interest on this Note will be determined in accordance with the provisions of the heading “Determination of EURIBOR” or “Determination of LIBOR” below and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.  Subject to applicable provisions of law and except as specified herein or on the face hereof, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of Commercial Paper Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is the Commercial Paper Rate, the interest rate with respect to this Note shall equal (i) the Money Market Yield (calculated as described below) of the rate on the applicable Commercial Paper Interest Determination Date (as defined below) for commercial paper having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”), under the heading “Commercial Paper—Nonfinancial,” or (ii) if such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication (“H.15 Daily Update”), under the heading “Commercial Paper—Nonfinancial” or another recognized electronic source used for the purpose of displaying the applicable rate, or (iii) if such rate is not published either in H.15(519) or in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (each as rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization, adjusted in each of the above cases by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

“Money Market Yield” shall be the yield (expressed as a percentage rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Eleventh District Cost of Funds Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, the interest rate with respect to this Note as of the applicable Eleventh District Cost of Funds Rate Interest Determination Date shall equal the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption “11TH District” on the display on Reuters (or any successor service) on page COFI/ARMS or any other page as may replace that specified page on such service (“Reuters Page COFI/ARMS”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date.  If such rate does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date.  If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

Determination of EURIBOR.  Unless otherwise specified on the face hereof, if the Interest Rate Basis for this Note is EURIBOR, the interest rate with respect to this Note as of the applicable EURIBOR Interest Determination Date shall equal: (i) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, as that rate appears on Reuters (or any successor service) on page EURIBOR01, or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, or (ii) if the rate referred to in clause (i) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market to provide the

Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euro in that market at that time, or (iii) if fewer than two quotations referred to in clause (ii) are so provided, the rate on such EURIBOR Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in euro to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in that market at that time, or (iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iii), EURIBOR in effect on such EURIBOR Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Determination of Federal Funds Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is the Federal Funds Rate, the interest rate with respect to this Note as of the applicable Federal Funds Interest Determination Date shall equal:

(i)  if Federal Funds (Effective) Rate is specified on the face hereof: (a) the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal funds (effective),” as such rate is displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective),” or (c) if such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include Agents (as defined in the applicable pricing supplement) or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Federal Funds Interest Determination Date;

(ii)  if Federal Funds Open Rate is specified on the face hereof: (a) the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or (b) if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Interest Determination Date displayed on the FFPREBON Index page on Bloomberg, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg, or (c) if such rate does not appear on Reuters Page 5 or is not displayed on the FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Federal Funds Interest Determination Date; or

(iii)  if  “Federal Funds Target Rate” is specified on the face hereof: (a) the rate on such date as displayed on the FDTR Index page on Bloomberg, or (b) if such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the rate for that day appearing on Reuters (or any successor service) on page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”), or if such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Federal Funds Interest Determination Date.

Determination of CD Rate.  Unless otherwise indicated on the face hereof, if the Interest Rate Basis on this Note is the CD Rate, the interest rate with respect to this Note shall equal (i) the rate on the applicable date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market),” or (ii) if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the rate on such CD Interest Determination Date set forth in the H.15(519) Daily Update for the day in respect of certificates of deposit having the Index Maturity specified on the face hereof under the caption “CDs (Secondary Market)” or another recognized electronic source used for the purpose of displaying the applicable rate, or (iii) if such rate is not published either in H.15(519) or in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will remain the CD Rate then in effect on such CD Interest Determination Date.

Determination of CMT Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is the CMT Rate, the interest rate with respect to this Note shall equal:

(i) if Reuters Page FRBCMT (as defined below) is specified on the face hereof:  (a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular CMT Interest Determination Date, or (b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular CMT Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or (d) if the rate referred to in clause (c) is not so published, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular CMT Interest Determination Date; or

(ii) if Reuters Page FEDCMT (as defined below) is specified on the face hereof:  (a) the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular CMT Interest Determination Date falls, or (b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX 7, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular CMT Interest Determination Date falls, or (d) if the rate referred to in clause (c) is not so published, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Determination of Prime Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is the Prime Rate, the interest rate with respect to this Note shall equal (i) the rate set forth for the applicable Prime Rate Interest Determination Date (as defined below) as published in H.15(519) under the heading “Bank prime loan,” or (ii) if such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank prime loan” or another recognized electronic source used for the purpose of displaying the applicable rate, or (iii) if the rate is not published prior to 3:00 P.M., New York City time, on such Calculation Date, either in H.15(519) or in H.15 Daily Update or another recognized electronic source, the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, for that Prime Rate Interest Determination Date, or (iv) if fewer than four such quotations appear on the Reuters Screen USPRIME1 Page by 3:00 P.M., New York City time, for the Prime Rate Interest Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by at least three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will remain the Prime Rate then in effect on such Prime Rate Interest Determination Date.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on Reuters (or any successor service), or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of LIBOR.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is LIBOR, the interest rate payable with respect to this Note shall be determined in accordance with the following provisions:

(i) the rate for deposits in the LIBOR Currency having the Index Maturity specified on the face hereof, as such rate is displayed on Reuters on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on the applicable LIBOR Interest Determination Date, or

(ii) if no such rate so appears, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in the LIBOR Currency in such market at such time.  If at least two such quotations are so provided, the rate will be the arithmetic mean calculated by the Calculation Agent of such quotations, or if fewer than two such quotations are so provided, the rate will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in the LIBOR Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will remain the LIBOR then in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Page” means either: (i) if “Reuters Page LIBOR01” or “LIBOR01” is designated in the applicable pricing supplement, the display on Reuters, or any successor service, on page LIBOR01 or any page as may replace that specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR currency; or (ii) if “Reuters Page LIBOR02” or “LIBOR02” is designated in the applicable pricing supplement, the display on Reuters, or any successor service, on page LIBOR02 or any  page as may replace that specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR currency.

Determination of Treasury Rate.  Unless otherwise specified on the face hereof, if the Interest Rate Basis on this Note is the Treasury Rate, the interest rate payable with respect to the applicable Treasury Rate Interest Determination Date relating to this Note shall equal:

(i) the rate for the auction held on such related Treasury Interest Determination Date of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on Reuters (or any successor service) on page USAUCTION10, or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11, or any other page as may replace such page on such service) (“Reuters Page USAUCTION11”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service); or

(ii) if the rate referred to in clause (i) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the bond equivalent yield (as defined below) of the auction rate of such Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(iii) if the rate referred to in clause (ii) does not appear on Reuters Page USAUCTION10 or Reuters Page USAUCTION11 by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Treasury Interest Determination Date, the auction rate (expressed as a Bond Equivalent Yield (as defined below), rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of such Treasury Bills as announced by the United Stated Department of the Treasury; or

(iv) if the rate referred to in clause (iii) is not so announced by the United Stated Department of Treasury on such Calculation Date, or if no such auction is held, the auction rate (expressed as a Bond Equivalent Yield, rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards, on the basis of a year of 365 or 366 days as applicable, and applied on a daily basis) on such Treasury Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption “U.S. government securities/Treasury bills (secondary market);” or

(v) if the rate referred to in clause (iv) is not yet published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Treasury Interest Determination Date, the rate on such Treasury Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “U.S. government securities/Treasury bills (secondary market);” or

(vi) if the rate referred to in clause (v) is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Treasury Interest Determination Date, the Calculation Agent will determine the Treasury Rate to be a yield to maturity (expressed as a Bond Equivalent Yield, rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

(vii) if the dealers selected in clause (vi) by the Calculation Agent are not quoting as mentioned in clause (vi), the Treasury Rate will remain the Treasury Rate then in effect on such Treasury Interest Determination Date;

and, in the case of each of clauses (i) through (vii) above, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Indexed Notes.  This Note may be issued with the principal amount payable at Maturity and/or with interest payable hereon on an Interest Payment Date to be determined by reference to the price or prices of specified securities or commodities, securities or commodities exchange indices, the relationship between two or more specified currencies or other factors (each an “Indexed Note”), as shall be indicated above under “Other Terms.”  Specific information pertaining to the method for determining the principal amount payable at Maturity or the amount of interest to be paid on an Interest Payment Date with reference to the specified index shall be included above under “Other Terms.”

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof.  The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.  The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date.  The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error.

Unless otherwise indicated on the face hereof and except as provided below, interest will be payable, in the case of Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated on the face hereof; in the case of Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Notes which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Notes which reset annually, on the third Wednesday of the month specified on the face hereof (each an “Interest Payment Date”), and in each case, at Maturity.  If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of EURIBOR” or “Determination of LIBOR” above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

“Business Day” means (a) with respect to any Note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and (b) if the Note is denominated in a Specified Currency other than United States dollars, not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency (but if the Specified Currency is the Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor, is open (a “Target Settlement Day”)), (c) if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of LIBOR” above, a London Business Day and (d) if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of EURIBOR” above, a Target Settlement Day.  As used in the preceding sentence, “principal financial center” means the capital city of the country issuing the Specified Currency, or the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.  Unless otherwise specified on the face hereof, “London Business Day” means any day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the rate of interest on this Note shall be determined in accordance with the provisions of the headings (a) “Determination of Federal Funds Rate” above (the “Federal Funds Interest Determination Date”), (b) “Determination of Prime Rate” above (the “Prime Rate Interest Determination Date”), (c) “Determination of Commercial Paper Rate” above (the “Commercial Paper Interest Determination Date”) or (d) “Determination of CD Rate” above (the “CD Interest Determination Date”), will be the applicable Interest Reset Date if the Interest Rate Basis on this Note is the Federal Funds Rate, the Business Day preceding such Interest Reset Date if the Interest Rate Basis on this Note is the Prime Rate, and the second Business Day preceding such Interest Reset Date if the Interest Rate Basis on this Note is the Commercial Paper Rate or the CD Rate.  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the heading “Determination of CMT Rate” above will be the second U.S. Government Securities Business Day preceding such Interest Reset Date.  Unless otherwise specified on the face hereof, “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of EURIBOR” above (the “EURIBOR Interest Determination Date”) will be the second Target Settlement Day immediately preceding such Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of Eleventh District Cost of Funds Rate” above (the “Eleventh District Cost of Funds Rate Interest Determination Date”) will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the Index (as defined above).  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of LIBOR” above (the “LIBOR Interest Determination Date”) will be the second London Business Day preceding such Interest Reset Date unless the LIBOR Currency is British Pounds Sterling, in which case the LIBOR Interest Determination Date will be the applicable Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of Treasury Rate” above (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned.  Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.  If the Treasury Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.  If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the Interest Determination Date pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Unless otherwise specified on the face hereof, the Calculation Date pertaining to any Interest Determination Date, other than with respect to LIBOR Notes, is the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

Unless otherwise specified on the face hereof, interest payments, if any, will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for with respect to this Note) to but excluding the Interest Payment Date or the date of Maturity.  Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor.  Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, to the date for which accrued interest is being calculated.  The interest factor for each day shall be computed by dividing the interest rate applicable to such day by 360, in the case of the Commercial Paper Rate, Federal Funds Rate, Prime Rate, CD Rate, the Eleventh District Cost of Funds Rate,  EURIBOR or LIBOR, or by the actual number of days in the year in the case of the Treasury Rate. All percentages resulting from any calculation hereon will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards.  For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655).  All dollar amounts used in or resulting from any calculation hereon will be rounded, in the case of United states dollars, to the nearest cent or, in the case of a Specified Currency other than Untied States dollars, to the nearest unit (with one-half cent or unit being rounded upwards).

If the Company has the option with respect to this Note to reset the Spread and/or Spread Multiplier, such option will be indicated on the face hereof, together with (i) the date or dates on which such Spread and/or Spread Multiplier may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting.  The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date.  Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the “Reset Notice”), first class, postage prepaid, setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof.  Such notice shall be irrevocable.  If the Spread and/or Spread Multiplier is reset on an Optional Reset Date this Note will bear such higher Spread and/or Spread Multiplier.

If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date.  In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

If the Company has the option to extend the Stated Maturity of this Note for one or more periods (each an “Extension Period”) up to but not beyond the date (the “Final Maturity Date”) set forth on the face hereof, such option will be indicated on the face hereof together with the basis or formula, if any, for setting the Spread and/or Spread Multiplier applicable to any such Extension Period.  The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity in effect prior to the exercise of such option (the “Original Stated Maturity”). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the Holder hereof a notice (the “Extension Notice”) relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity hereof, (ii) the new Stated Maturity, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the

Extension Period.  Upon the mailing by the Trustee of an Extension Notice to the Holder of this Note, the Stated Maturity of this Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof.  Such notice shall be irrevocable.  All Notes with respect to which the Stated Maturity is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

If the Company elects to extend the Stated Maturity of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company at the Original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date.  In order for this Note to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof.  If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture.  The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such redemption is an Authorized Denomination as defined herein.

Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof.  If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture.  For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note and a statement that the option to elect repayment is being exercised thereby.  Exercise of the repayment option by the Holder shall be irrevocable except to the extent permitted in connection with an interest rate reset or an extension of maturity, each as described above.  The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment is an Authorized Denomination as defined herein.

[Insert if the Security is to be a Certificated Security – In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.]

[Insert if the Security is to be a Global Security – In the event of redemption or repayment of this Note in part only, the principal amount shall be reduced.]

If this is a Foreign Currency Note to be paid in United States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note.  If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in United States dollars as provided below.  All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, provided that such bank has the appropriate facilities for such a payment in the Specified Currency, provided, however, that with respect to payments of principal and premium, if any, and interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used.  The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination.  No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Unless otherwise specified on the face hereof, if this Note is an Original Issue Discount Note (as defined below) and is redeemed by the Company or repaid at the option of the Holder, each as described above, or if this Note is an Original Issue Discount Note and the principal hereof is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repayment or declaration.  Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of the stated redemption price at maturity, multiplied by the number of complete years from the Original Issue Date to the Maturity Date for this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.  However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

[Insert if the Security is a Global Security – This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes.  If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in Authorized Denominations (as defined below), registered in such names as such Depositary shall direct.]

The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof (or in such other U.S. dollar authorized denomination as set forth on the face hereof) and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an “Authorized Denomination”).  As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the “Depositary”) or its nominee and registered in the name of the Depositary or such nominee.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

______________________________

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of
survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian_______________
(Cust) (Minor)

                   Under Uniform Gifts to Minors Act

                 ________________________________
                         (State)

Additional abbreviations may also be used though not in the above list.

                 ________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

/                      /

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
___________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.